--------------------------------------------------------------------------------
MORGAN STANLEY                                                 December 14, 2005
Securitized Products Group         [LOGO OMITTED]
--------------------------------------------------------------------------------



                            Preliminary Term Sheet

                         [$960,000,000] (approximate)

                       Alternative Loan Trust 2005-86CB

                                  CWALT, Inc.
                                   Depositor

                         Countrywide Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer

              IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.


                  STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.


________________________________________________________________________________
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
                                    Page 1

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MORGAN STANLEY                                                 December 14, 2005
Securitized Products Group         [LOGO OMITTED]
--------------------------------------------------------------------------------


      ADDITIONAL STATEMENTS REGARDING THIS FREE WRITING PROSPECTUS

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

                  IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                          GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to:

(1) these materials not constituting an offer (or a solicitation of an offer),
(2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.





________________________________________________________________________________
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
                                    Page 2
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MORGAN STANLEY                                                 December 14, 2005
Securitized Products Group         [LOGO OMITTED]
--------------------------------------------------------------------------------


                         [$960,000,000] (Approximate)

                            Countrywide Home Loans
                       Alternative Loan Trust 2005-86CB


                                 Transaction Highlights
                                 ----------------------
--------------------------------------------------------------------------------------------------------
  Offered                                                    Expected     Avg Life to     Payment Window
  Classes        Description        Coupon     Balance(2)     Ratings        Mty(1)          Mty(1)
========================================================================================================
 1-A-1(3)       Senior / Fixed       5.50%   [$200,000,000] AAA/Aaa         4.2        01/2006-11/2035
--------------------------------------------------------------------------------------------------------
 2-A-1(3)       Senior / Fixed       5.50%   [$560,000,000] AAA/Aaa         4.3        01/2006-11/2035
--------------------------------------------------------------------------------------------------------
 3-A-1(3)       Senior / Fixed       5.50%   [$200,000,000] AAA/Aaa         4.4        01/2006-11/2035
--------------------------------------------------------------------------------------------------------
    A-R        Senior / Fixed /      5.50%       $100                   Not Offered Hereby
                   Residual
--------------------------------------------------------------------------------------------------------
    PO        Senior / Principal                            Not Offered Hereby
                     Only
--------------------------------------------------------------------------------------------------------
     X       Senior / Variable /
                Interest Only                               Not Offered Hereby
--------------------------------------------------------------------------------------------------------
     M           Subordinate                                Not Offered Hereby
--------------------------------------------------------------------------------------------------------
    B-1          Subordinate                                Not Offered Hereby
--------------------------------------------------------------------------------------------------------
    B-2          Subordinate                                Not Offered Hereby
--------------------------------------------------------------------------------------------------------
    B-3          Subordinate                                 Privately Placed
--------------------------------------------------------------------------------------------------------
    B-4          Subordinate                                 Privately Placed
--------------------------------------------------------------------------------------------------------
    B-5          Subordinate                                 Privately Placed
--------------------------------------------------------------------------------------------------------

Notes:  (1)  Based on 100% PPC, run using the investor settle date.
-----   (2)  Bond sizes subject to variance depending on the final structure.
        (3) This class is presented solely for purposes of discussion and is likely to be divided into multiple classes with varying coupons, average lives to maturity and payment windows.


________________________________________________________________________________
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
                                    Page 3
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MORGAN STANLEY                                                 December 14, 2005
Securitized Products Group         [LOGO OMITTED]
--------------------------------------------------------------------------------


Depositor:             CWALT, Inc.

Master Servicer:       Countrywide Home Loans Servicing LP

Issuer:                Alternative Loan Trust 2005-86CB

Trustee:               The Bank of New York

Cut-off Date:          December 1, 2005

Closing Date:          December 28, 2005


Investor Settle:       January 31, 2006


Tax Structure:
                       REMIC

Optional Call:
                                    10% Cleanup Call

Distribution Date:     25th of each month, or the next business day, commencing
                       January 25, 2006

Last Scheduled         The Last Scheduled Distribution Date for each class of
Distribution Date:     offered certificates is the Distribution Date in
                       [February 2036].

Accrual Period:        The interest accrual period (the "Accrual Period") with
                       respect to the Offered Certificates for a given
                       Distribution Date will be the calendar month before the Distribution Date (on a 30/360 basis) in which the Distribution Date occurs.

Prepayment Period:     "Prepayment Period" means, with respect to any
                       Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from December 1, 2005) through the fifteenth day of the calendar month in which the Distribution Date occurs.

ERISA: The Offered Certificates are expected to be eligible for purchase by or with assets of employee benefit plans and other plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Code, subject to certain conditions. Prospective investors should review with legal advisors as to whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, Section 4975 of the Code or other similar laws.

SMMEA: It is anticipated that the Offered Certificates will be SMMEA eligible.

Offered Certificates:  The Class 1-A-1 Certificates (the "Group 1 Senior
                       Certifcates"), Class 2-A-1 Certificates (the "Group 2 Senior Certificates") and Class 3-A-1 Certificates (the "Group 3 Senior Certificates").

Senior Certificates:   The class or classes of certificates resulting from the
                       division of the Offered Certificates and having a distribution priority over the Class M and Class B
                       Certificates (the "Subordinated Certificates").

Other Certificates:    It is anticipated that other classes of certificates will
                       be issued by the issuer, including six classes of Subordinated Certificates, Class PO Certificates (which may consist of multiple components, each, a "Class PO
                       Component"), Class X Certificates (which may consist of multiple components, each, a "Class X Component") and [possibly] other classes of senior certificates related to either Mortgage Loan Group.

Rating Agencies:       The Certificates will be rated by two of the three major
                       Rating Agencies: Moody's, Standard & Poor's, or Fitch, with the expected ratings as set forth on the prior page.

Prepayment Assumption: 100% PPC representing 8% to 20% CPR over 12 months.

________________________________________________________________________________
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
                                    Page 4
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MORGAN STANLEY                                                 December 14, 2005
Securitized Products Group         [LOGO OMITTED]
--------------------------------------------------------------------------------


Credit Enhancement:    Senior / subordinate, shifting interest structure.  The
                       estimated AAA subordination level is 4.40% [+/- 0.50%]

Mortgage Loans:        As of the Cut-off Date, the aggregate principal balance
                       of the Mortgage Loans is expected to be $1,004,300,000, subject to a 5% variance. The trust will consist of 3 groups of Mortgage Loans. The Group 1 Mortgage Loans will consist of no more than 20% Interest Only loans by aggregate principal balance, and the aggregate principal balance is expected to be $209,250,000, subject to a 5% variance. The Group 2 Mortgage Loans will consist of no more than 60% Interest Only loans by aggregate principal balance and the aggregate principal balance is expected to be $585,800,000, subject to a 5% variance. The Group 3 Mortgage Loans will consist of
                       100% Interest Only loans and the aggregate principal balance is expected to be $209,250,000, subject to a 5% variance.

Non-PO Percentage:     The Non-PO Percentage with respect to any mortgage loan
                       with a net mortgage rate less than 5.50% (each a "Discount mortgage loan") will be equal to the net mortgage rate divided by 5.50%. The Non-PO Percentage with respect to any mortgage loan with a net mortgage rate equal to or greater than 5.50% (each a "Non-Discount mortgage loan") will be 100%.

PO Percentage          The PO Percentage with respect to any Discount mortgage
                       loan will be equal to (5.50% minus the net mortgage rate) divided by 5.50%. The PO Percentage with respect to any Non-Discount mortgage loan will be 0%.


________________________________________________________________________________
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
                                    Page 5
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MORGAN STANLEY                                                 December 14, 2005
Securitized Products Group         [LOGO OMITTED]
--------------------------------------------------------------------------------


Non-PO Formula         The "Non-PO Formula Principal Amount" for any
Principal              Distribution Date and loan group will equal the sum of:
Distribution Amount
                       (i) the sum of the applicable Non-PO Percentage of

                          (a) all monthly payments of principal due on each
                              mortgage loan in that loan group on the related Due Date,
                           (b) the principal portion of the purchase price of
                               each mortgage loan in that loan group that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,
                           (c) the Substitution Adjustment Amount in
                               connection with any deleted mortgage loan in that loan group received with respect to the Distribution Date,
                           (d) any insurance proceeds or liquidation proceeds
                               allocable to recoveries of principal of
                               mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,
                           (e) with respect to each mortgage loan in that loan
                               group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and
                           (f) all partial and full principal prepayments by
                               borrowers on the mortgage loans in that loan group received during the related Prepayment Period, and

                       (ii) (A) any Subsequent Recoveries on the mortgage
                            loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount mortgage loan in that loan group which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.


Senior Principal       The "Senior Principal Distribution Amount" for any
Distribution Amount:   Distribution Date and loan group will equal the sum of

                       (i) the related Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that Loan Group and Distribution Date,

                       (ii) for each mortgage loan in that loan group that
                            became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of
                           (a) the related Senior Percentage of the applicable
                               Non-PO Percentage of the Stated Principal
                               Balance of the mortgage loan and

                           (b) the related Senior Prepayment Percentage of the
                               applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

                       (iii) the sum of
                           (a) the related Senior Prepayment Percentage of the
                               applicable Non-PO Percentage of amounts
                               described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, and

                           (b) the related Senior Prepayment Percentage of any
                               Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date.

________________________________________________________________________________
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
                                    Page 6
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MORGAN STANLEY                                                 December 14, 2005
Securitized Products Group         [LOGO OMITTED]
--------------------------------------------------------------------------------

Senior Percentage:     The "Senior Percentage" for any senior certificate group
                       and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate Class Certificate Balance of such senior certificate group (other than the related Class PO
                       Component, if any) immediately before the Distribution
                       Date and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated
                       Principal Balance of each mortgage loan in the related loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date); provided, however, that on any Distribution Date after the second Senior
                       Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of such remaining senior certificate group (other than the related Class
                       PO Component, if any) immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the Class PO Certificates) immediately prior to such date. For any Distribution
                       Date on and prior to the second Senior Termination
                       Date, the Subordinated Percentage for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date.
                       After the second Senior Termination Date, the
                       Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

Senior Termination     The "Senior Termination Date" for a loan group is the
Date:                  date on which the aggregate Class Certificate Balance
                       of the related senior certificate group (other than the related Class PO Component, if any) is reduced to zero.

Shifting Interest:     The Senior Prepayment Percentage of a senior certificate
                       group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment
                       Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the related Class PO Component, if any) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the mortgage loans of the applicable loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. The
                       Subordinated Prepayment Percentage for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior
                       Prepayment Percentage.

                       The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date, the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage for that senior certificate group, in which case, the Senior Prepayment Percentage for each senior certificate group for that Distribution Date will once again equal 100%).


________________________________________________________________________________
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
                                    Page 7
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MORGAN STANLEY                                                 December 14, 2005
Securitized Products Group         [LOGO OMITTED]
--------------------------------------------------------------------------------


Loss and Delinquency   Notwithstanding the foregoing, no decrease in the Senior
Tests:                 Prepayment Percentage for any loan group will occur
                       unless both of the step down conditions listed below are satisfied with respect to each loan group:
                          o the outstanding principal balance of all mortgage loans delinquent 60 days or more in a loan group (including mortgage loans in foreclosure, real estate owned by the trust fund and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for such loan group in the aggregate of the applicable Non-PO Percentage of the aggregate Stated Principal Balances of the mortgage loans in that loan group or (b) if such date is after the second Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates, does not equal or exceed 50%, and
                          o cumulative Realized Losses on the mortgage loans in each loan group do not exceed
                              (a) commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior the second Senior
                                   Termination Date, the Subordinated
                                   Percentage for that loan group in the
                                   aggregate of the applicable Non-PO
                                   Percentage of the Stated Principal Balances of the mortgage loans in that loan group , in each case as of the cut-off date or (ii) if such date is after the second Senior Termination Date, the aggregate of the principal balances of the subordinated certificates as of the closing date (in either case, "the original subordinate principal balance"),
                              (b) commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the aggregate Class Certificate Balance of the original subordinate principal balance,
                              (c) commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the aggregate Class Certificate Balance of the original subordinate principal balance,
                              (d) commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the aggregate Class Balance of the original subordinate principal balance, and
                              (e) commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the aggregate Class Certificate Balance of the original subordinate principal balance.


Allocation of          Any realized losses on the Mortgage Loans will be
Realized Losses:       allocated as follows: first, to the Subordinated
                       Certificates in reverse order of their priorities of payment, in each case until the respective class certificate balance thereof has been reduced to zero;
                       thereafter, to the Class A Certificates of the related loan group in reduction of their principal balance, until the class certificate balance thereof has been reduced to zero.

Compensating Interest: Pursuant to the pooling and servicing agreement, the master servicing fee for any month will be reduced, but not by more than an amount equal to the product of one-twelfth of 0.125% and the aggregate stated principal balance of the mortgage loans ("Compensating Interest"), by an amount sufficient to pass through to certificateholders the full amount of interest to which they would be entitled for each prepaid mortgage loan on the related Distribution Date.

Advances:              The Master Servicer will make cash advances with respect
                       to delinquent payments of principal and interest on the mortgage loans to the extent the Master Servicer believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

________________________________________________________________________________
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
                                    Page 8
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MORGAN STANLEY                                                 December 14, 2005
Securitized Products Group         [LOGO OMITTED]
--------------------------------------------------------------------------------


Senior Credit Support  The Senior Credit Support Depletion Date is the date on
Depletion Date:        which the Class Certificate Balance of each class of
                       subordinated certificates has been reduced to zero.

Senior Principal       The principal payments to the Senior Certificates, to the
Distribution:          extent of available funds, will be made concurrently as
                       follows:

                       A. From the Group 1 Senior Principal Distribution
                          Amount:
                                1. Sequentially to Class A-R and Class 1-A-1
                                   Certificates, in that order, until the Class
                                   Certificate Balances are reduced to zero
                       B. From the Group 2 Senior Principal Distribution
                          Amount:
                                1. To the Class 2-A-1 Certificates, until the
                                   Class Certificate Balance is reduced to zero.
                       C. From the Group 3 Senior Principal Distribution
                          Amount:
                                1. To the Class 3-A-1 Certificates, until the
                                   Class Certificate Balance is reduced to zero.

________________________________________________________________________________
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
                                    Page 9
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MORGAN STANLEY                                                 December 14, 2005
Securitized Products Group         [LOGO OMITTED]
--------------------------------------------------------------------------------



Cross                  There are two ways in which payments made on the mortgage
Collateralization:     loans in one loan group may be used to make distributions
                       on classes of senior certificates (other than the related Class PO Component, if any) that are not related to that loan group. They are described below:

                       1. Cross-Collateralization due to Disproportionate
                          Realized Losses in one Loan Group

                       If on any Distribution Date the aggregate Class Certificate Balance of a senior certificate group (other than the related Class PO Component, if any) after giving effect to distributions to be made on that Distribution Date, is greater than the Non-PO Pool Balance for that loan group (any such group, the "Undercollateralized Group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificate group of that Undercollateralized Group (other than the related Class PO Component, if any) until the aggregate Class Certificate Balance of the senior certificate group (other than the related Class PO Component, if any) of the Undercollateralized Group equals the Non-PO Pool Balance for that loan group (such distribution, an "Undercollateralization Distribution"). If a senior certificate group (other than the related Class PO Component, if any) constitutes an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan groups remaining after all required amounts for that Distribution Date have been distributed to the relatedsenior certificate groups (other than the related Class PO Component, if any). If more than one Undercollateralized Group on any Distribution Date is entitled to an Undercollateralization Distribution, such
                       Undercollateralization Distribution will be allocated among the Undercollateralized Groups, pro rata, based upon the amount by which the aggregate Class Certificate Balance of each class of senior certificates in such senior certificate group (other than the related Class PO Component, if any) exceeds the Non-PO Pool Balance for the related Undercollateralized Group. If more than one senior certificate group on any Distribution Date is required to make an Undercollateralization Distribution to an Undercollateralized Group, the payment of such Undercollateralization Distributions will be allocated among such senior certificate groups (other than the related Class PO Component, if any), pro rata, based upon the aggregate excess of the Available Funds for the senior certificate groups other than the Undercollateralized Group remaining after all required amounts for that Distribution Date have been distributed to those senior certificates.

                       Accordingly, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

                       "Non-PO Pool Balance" means, with respect to any loan group and Due Date, an amount equal to the excess, if any, of (x) the aggregate Stated Principal Balance of all mortgage loans in that loan group over (y) the sum of the PO Percentage of the Stated Principal Balance of each Discount mortgage loan in that loan group.

                       2. Cross-Collateralization due to Disproportionate
                          Principal Payments

                       On each Distribution Date after the first Senior Termination Date but prior to the earlier of the Senior Credit Support Depletion Date and the second Senior Termination Date, the Non-PO Formula Principal Amount for the loan group relating to the senior certificate group that has been paid in full, will be distributed to the other senior certificate groups (other than the related Class PO Components, if any), so that each remaining senior certificate group receives its pro rata portion thereof. If principal from one loan group is distributed to the senior certificate groups (other than the related Class PO Components, if any) that are not related to that loan group according to this paragraph, the subordinated certificates will not receive that principal as a distribution.

________________________________________________________________________________
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
                                    Page 10
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MORGAN STANLEY                                                 December 14, 2005
Securitized Products Group         [LOGO OMITTED]
--------------------------------------------------------------------------------

Structuring            o  the mortgage pool consists of five mortgage loans with
Assumptions:              the following characteristics:


           Loan        Prin.            Mortgage    Net              Original Term    Remaining Term    Remaining IO
           Group       Balance          Rate        Mortgage Rate    to Mat.          to  Mat.          Term to Mat
           ---------------------------------------------------------------------------------------------------------
           Group 1     $167,400,000     6.150%      5.500%           360              359               N/A
           Group 1     $41,850,000      6.150%      5.500%           360              359               119
           Group 2     $234,320,000     6.180%      5.500%           360              359               N/A
           Group 2     $351,480,000     6.180%      5.500%           360              359               119
           Group 3     $209,250,000     6.220%      5.500%           360              359               119


                       o the mortgage loans prepay at the specified constant percentages of the Prepayment Assumption,

                       o the investor settlement date of the sale of the certificates is January 31, 2006.

                       o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

                       o the scheduled monthly payment for each mortgage loan, except for the interest-only mortgage loans during their respective interest-only periods, has been calculated such that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

                       o each mortgage loan with a remaining interest-only term greater than zero does not amortize during the remaining interest-only term. At the end of the remaining interest-only term, each such mortgage loan will amortize in amounts sufficient to repay the current balance of each mortgage loan over the remaining term to maturity calculated at the expiration of the remaining interest-only term,

                       o scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed before giving effect to prepayments received on the last day of the prior month,

                       o the Net Mortgage Rate is equal to the Mortgage Rate minus the sum of the master servicing fee and the trustee fee, and where applicable, amounts in respect of lender paid primary mortgage insurance on a mortgage loan plus amounts payable to the Class X Certificates,

                       o prepayments are allocated without giving effect to loss and delinquency tests,

                       o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

                       o distributions in respect of the certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

                       o no seller is required to repurchase or substitute for any mortgage loan,

                       o the master servicer does not exercise the option to repurchase the mortgage loans, and

                       o  no class of certificates becomes a Restricted Class.



________________________________________________________________________________
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
                                    Page 11
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

--------------------------------------------------------------------------------
MORGAN STANLEY                                                 December 14, 2005
Securitized Products Group         [LOGO OMITTED]
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            Preliminary Collateral Information for CWALT 2005-86CB
                                    Group 1
                         30yr Conforming Balance Alt-A

GWAC                                 6.150% (+ / - 0.10%)
Pass-Through Rate                    5.500%
Average loan size                    $194,000 (+ / - $10,000)
Weighted Average LTV                 68%  (+ / - 10%)
Weighted Average FICO                718 (+ / - 10)
Max interest only                    20%
Weighted Average Owner occupied      87% (+ / - 10%)
Weighted Average Property type       87% single family dwelling/PUD  (+ / - 10%)
Weighted Average Loan purpose        40% cash-out refinance (+ / - 10%)
Weighted Average Geography           20% California (+ / - 10%)



                 Note: All characteristics are preliminary and
                   are subject to the final collateral pool


________________________________________________________________________________
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
                                    Page 12
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